Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

F-3

Alpha Tau Medical Ltd.

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities
Fees to be Paid	Equity	Ordinary shares, no par value per share		457(o)		$		$0.0001381	$
Fees to be Paid	Other	Warrants		457(o)				0.0001381
Fees to be Paid	Debt	Debt Securities		457(o)				0.0001381
Fees to be Paid	Other	Units		457(o)				0.0001381
Fees to be Paid	Unallocated (Universal) Shelf		(1)	457(o)		$	$300,000,000.00	0.0001381		$41,430.00

Total Offering Amounts:							$300,000,000.00			41,430.00
Total Fees Previously Paid:
Total Fee Offsets:										17,978.51
Net Fee Due:										$23,451.49

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Offering Note(s)

(1)	The amount to be registered consists of up to $300,000,000 of an indeterminate amount of ordinary shares, debt securities, warrants and/or units. There is also being registered hereunder such currently indeterminate number of (i) ordinary shares or other securities of the registrant as may be issued upon conversion of, or in exchange for, convertible or exchangeable debt securities registered hereby or pursuant to any anti-dilution adjustments with respect to any such debt securities, or (ii) ordinary shares, debt securities or units as may be issued upon exercise of warrants registered hereby, as the case may be. Any securities registered hereunder may be sold separately or as units with the other securities registered hereunder. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended, or the Securities Act, the ordinary shares being registered hereunder include such indeterminate number of ordinary shares as may be issuable with respect to the ordinary shares being registered hereunder as a result of share splits, share dividends or similar transactions.

The proposed maximum aggregate offering price per security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to General Instruction II.D of Form F-3 under the Securities Act.

Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(o) under the Securities Act. In no event will the aggregate offering price of all securities sold by the registrant from time to time pursuant to this registration statement exceed $300,000,000. No separate consideration will be received for (i) ordinary shares or other securities of the registrant that may be issued upon conversion of, or in exchange for, convertible or exchangeable debt securities registered hereby or pursuant to any anti-dilution adjustments with respect to any such debt securities, or (ii) ordinary shares, debt securities or units that may be issued upon exercise of warrants registered hereby, as the case may be.

Table 2: Fee Offset Claims and Sources

Line Item Type	Registrant or Filer Name	Notes	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Rules 457(b) and 0-11(a)(2)
Rule 457(p)
Fee Offset Claims	Alpha Tau Medical Ltd.	(1)	F-3	333-271073	04/03/2023		$17,978.51	Unallocated (Universal) Shelf	Multiple classes of securities		$163,144,364.00	$
Fee Offset Sources	Alpha Tau Medical Ltd.		F-3	333-271073		04/03/2023		Unallocated (Universal) Shelf	Multiple classes of securities				22,040.00

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Rule 457(p) Statement of Withdrawal, Termination, or Completion:

(1)	Pursuant to Rule 457(p) under the Securities Act, the registrant intends to apply $17,978.51 of previously paid filing fees from its Registration Statement on Form F-3 (File No. 333-271073), initially filed on April 3, 2023, and declared effective on April 13, 2023. The offering pursuant to such Registration Statement was terminated as a result of the three-year period in Rule 415(a)(5) having elapsed.